                                                                   EXHIBIT 99(b)



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998



                          COMMISSION FILE NUMBER 1-2275



                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                 FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC.
                      AND AFFILIATES - UNIVERSAL EMPLOYEES
                                 375 Park Avenue
                            New York, New York 10152
              (Full title of the plan and the address of the plan)



                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION


1.       Not Applicable.

2.       Not Applicable.

3.       Not Applicable.

4        The Retirement Savings and Investment Plan for Employees of Joseph E.
         Seagram & Sons, Inc. and Affiliates Universal Employees (the "Universal Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Universal Plan for the fiscal year ended December 31, 1998 prepared in accordance with the financial reporting requirements of ERISA.


                                    EXHIBITS


1. Financial statements of the Universal Plan for the fiscal year ended December 31, 1998 prepared in accordance with the financial reporting requirements of ERISA.

2.       Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.

                                 RETIREMENT SAVINGS AND INVESTMENT PLAN FOR
                                 EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC.
                                 AND AFFILIATES - UNIVERSAL EMPLOYEES

                                 By /s/ John Borgia
                                   ---------------------------------------
                                    John Borgia
                                    Member of Investment Committee


     Date:  July 13, 1999

                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                                FOR EMPLOYEES OF
                         JOSEPH E. SEAGRAM & SONS, INC.
                      AND AFFILIATES - UNIVERSAL EMPLOYEES

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page

      Independent Auditors' Report                                          1

      Statement of Net Assets Available for Benefits                        2

      Statement of Changes in Net Assets
             Available for Benefits                                         3

      Notes to Financial Statements                                         4

                          INDEPENDENT AUDITORS' REPORT



To the Administrative Committee of the
Retirement Savings and Investment Plan for
Employees of Joseph E. Seagram & Sons, Inc.
and Affiliates - Universal Employees

        We have audited the accompanying statement of net assets available for benefits of the Retirement Savings and Investment Plan for Employees of Joseph
E. Seagram & Sons, Inc. and Affiliates - Universal Employees (the "Plan") as of December 31, 1998, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

/s/ Gutierrez & Co.

Flushing, New York
July 9, 1999

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1998


Net assets held in trust by Bank of New York ( Note 11 )                        $107,133,463
                                                                                ------------


NET ASSETS AVAILABLE FOR BENEFITS                                               $107,133,463
                                                                                ============



    The accompanying notes are an integral part of the financial statements.

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 1998


CONTRIBUTIONS
   Participating Employees                                     $  16,661,919
   Participating Companies                                         3,289,118
                                                               -------------
                                                                  19,951,037
                                                               -------------
INVESTMENT INCOME ON ASSETS HELD BY
   BANK OF NEW YORK

   Net appreciation in fair value of investments                   9,719,156
   Interest and dividends                                       (    199,631)


PARTICIPANT WITHDRAWALS                                       (   19,711,473)
                                                               -------------

INCREASE IN PLAN EQUITY                                            9,759,089


PLAN EQUITY AT BEGINNING OF YEAR                                  97,374,374
                                                               -------------

PLAN EQUITY AT END OF YEAR                                     $ 107,133,463
                                                               =============


    The accompanying notes are an integral part of the financial statements.

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS





1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accounting policies followed in the preparation of the financial statements of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees (the "Plan") conform with generally accepted accounting principles. The more significant accounting policies are:

   Basis of Accounting

   The accompanying financial statements of the Plan are maintained on the accrual basis of accounting.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

   Investment Valuation

   The assets are held in trust by Bank of New York (Trustee) in the Joseph E. Seagram & Sons, Inc. Master Trust (Master Trust), which also includes assets of the 401(k) plans of the company's affiliates, Universal Music and Video Distribution, Inc. and Spencer Gifts, Inc. The related investment income and appreciation in fair value represents allocations to the Plan based upon the ratio of the Plan's assets to total Master Trust Assets.

   Investment securities are recorded and valued as follows:

   United States government obligations at fair value based on the current market yields; temporary investments in short-term investment funds at cost which in the normal course approximates market value; securities representing units of other funds at net asset value; The Seagram Company Ltd. common shares and The Coca-Cola Company common stock at the closing price reported on the composite tape of the New York Stock Exchange on the valuation date.

   Security Transactions

   Security transactions are accounted for on a trade date basis with the average cost basis used for

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR  EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS


   determining the cost of investments sold. Interest income is recorded on an accrual basis. Income on securities purchased under agreements to resell is accounted for at the repurchase rate. Changes in discount on coupons detached from United States Treasury Bonds are reflected as unrealized appreciation.

2. DESCRIPTION OF THE PLAN

   The Plan is a defined contribution plan originally established as the MCA, Inc. Employee Savings Plan ("MCA Plan") and is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

   Effective January 1, 1997, the MCA Plan was amended and continued in the form of the Retirement Savings and Investment Plan for Employees of Joseph
   E. Seagram & Sons, Inc. and Affiliates (the "Seagram Plan"). The name of the MCA Plan was changed to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees (the "Plan"). To simplify plan administration, the Plan was amended in the form of the Seagram Plan, including certain modifications to the terms, to accomodate the benefits provisions solely applicable to eligible employees of Universal Studios, Inc. ("Universal"). Notwithstanding the adoption of the Seagram Plan, the Plan has continued its existence as a separate plan. Plan assets are solely available for the benefit of and used to satisfy the liabilities incurred on behalf of employees of the Plan.

   The Plan covers employees of Universal and certain of its United States subsidiaries (collectively, the "Participating Companies") who are either
   (i) salaried employees or (ii) hourly employees employed in a classification designated by the Participating Companies from time to time, excluding persons who are members of a labor union, guild or other collective bargaining unit unless the employee is salaried and paid in whole or in part by Universal or whose employment is subject to a labor agreement, persons employed on a special basis and persons by an operating unit of the Participating Companies to which the Plan has not been extended. In addition, non-salaried employees of Hilltop Service, Inc., seasonal and temporary employees of Universal Studios Tour, certain temporary clerical employees and interns must complete one year of service before they are eligible to participate in the Plan.

   The Plan provides benefits to participants based upon amounts voluntarily contributed to a participant's account by the participant and amounts contributed, under certain circumstances, by the Participating Companies (see Note 4). Under the Plan, a participant is not provided with any fixed benefit. The ultimate benefit to be received by the participant depends on the amounts contributed, the investment results and other adjustments, and the participant's vested interest at termination of employment (see Note

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR  EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS


   5).

   With respect to each participant, contributions are allocated among four accounts specified in the Plan: pre-tax account, company match account, after-tax account and rollover account (the "Accounts"). Such contributions are invested as designated by the participants in one or more of the investment funds referred to in Note 3, and are accumulated and invested in the Master Trust. Plan assets are solely available for the benefit of and used to satisfy the liabilities incurred on behalf of employees covered by the Plan. The Plan is administered by the Joseph E. Seagram & Sons, Inc. (the "Company") through an Administrative Committee appointed by the Board of Directors of the Company.

3. INVESTMENT PROGRAM

   During the year ended December 31, 1997, the Plan was comprised of seven investment funds: (i) the Money Market Fund investing primarily in the State Street Yield Enhanced STIF Fund (which replaced the State Street STIF Unitized Fund on October 4, 1997) managed by State Street Bank and Trust Company; (ii) the Stable Income Fund investing in the La Salle Income Plus Fund managed by LaSalle National Trust, N.A.; (iii) the Bond Fund investing in PIMCO Total Return Fund, Class A Shares (which replaced the Putnam Income Fund, Class A Shares on June 1, 1998) managed by PIMCO; (iv) the S&P 500 Index Fund investing in the S&P 500 Flagship Fund, Series C, managed by State Street Bank and Trust Company; (v) the Managed Equity Fund investing in Lazard Equity Portfolio managed by Lazard Freres Asset Management; (vi) the Growth Equity Fund investing in Brandywine Fund, Inc. managed by Friess Associates; (vii) the Seagram Stock Fund investing primarily in The Seagram Company Ltd. common shares. Effective June 1, 1998, two new investment funds were added as follows:(viii) the Dreyfus Small Company Value Fund investing in the Dreyfus Small Company Value Fund managed by Dreyfus and (ix) the MSDW International Equity Fund investing in MSDW International Equity Fund managed by Morgan Stanley. The investments are administered by the Investment Committee appointed by the Board of Directors of the Company.

4.    CONTRIBUTIONS

   Non-highly compensated employees, as defined by the Plan, may elect to contribute to their pre-tax accounts on a pre-tax basis ("Pre-Tax Contributions") and/or to their after-tax accounts on an after-tax basis ("After-Tax Contributions") through payroll deductions of 1% to 14% (in the aggregate) of their annual salary (as defined in the Plan), in multiples of 1%, in any combination. Highly-compensated employees, as defined by the Plan, may elect to contribute from 1% to 10% of their annual salary on a pre-tax basis and from 1% to 10% of their annual salary on an after-tax basis; provided, the aggregate

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR  EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS


   percentage of the contributions does not exceed 10% of their annual salary. Pre-tax Contributions and After-Tax Contributions are subject to limitations imposed by federal laws for qualified retirement plans.

   The Plan provides for mandatory matching contributions by the Participating Companies payable to the participants' company match accounts. The Participating Companies, except as herein noted, contribute on behalf of the participants 40% of the participants' contributions not exceeding 5% of their salary. The Participating Companies matching contributions are subject to limitations imposed by federal laws for qualified retirement plans.

   The Plan will accept into participants' rollover accounts cash received by participants from a qualified plan within the time prescribed by applicable law ("Rollover Contributions").

   The Participating Companies may make discretionary contributions in an amount to be determined by the Participating Companies. The Participating Companies have not made discretionary contributions since the inception of the Plan.

5.    VESTING

   A participant in the Plan always has a fully vested interest in the value of his or her contributions and rollover accounts. He or she has a non-forfeitable right to the value of his or her company match account upon the attainment of age 60, disability (as defined in the Plan ) or death. Upon termination of employment for any other reason, a participant vests in the funds held in his or her company match account in accordance with the following vesting schedule:

      Years of Service                             Vested Percentage
     ------------------                           -------------------
         Less than 1                                          0%
   At least 1, but less than 2                               20%
   At least 2, but less than 3                               40%
   At least 3, but less than 4                               60%
   At least 4, but less than 5                               80%
         5 or more                                          100%

   Upon termination of employment for reasons other than the attainment of age 60, disability or death of a participant who was not fully vested in his or her company match account, the nonvested portion of the participant's company match account shall be forfeited. Any amount forfeited shall be applied to reduce the Participating Companies' contributions. Any amount forfeited shall be restored if the participant is

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR  EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

   re-employed by a Participating Company before incurring a five year break in service and if the participant repays to the Plan (within five years after his or her reemployment commencement date) an amount in cash equal to the full amount distributed to him or her from the Plan on account of termination of employment, excluding amounts from the after-tax and rollover accounts at the participant's election.

   The nonvested interest of terminated participants serves to reduce Participating Company contributions in accordance with the terms of the Plan. The Participating Companies used $157,506 in forfeitures to offset their contributions during the year ended December 31, 1998.

6. DISTRIBUTIONS

   Upon termination of employment, after the attainment of age 60 or for reason of disability or death, the participant or his or her beneficiary shall receive the value of his or her Accounts. However, if the termination of employment is for reasons other than the attainment of age 60, disability or death, the participant shall receive only the value of the vested funds in his or her Accounts (See Note 5). Benefits are recorded when paid.

   In accordance with the procedures established by the Administrative Committee and the terms of the Plan, a terminated employee may elect to defer final distribution from the Plan. Upon such election, the amount in the participant's vested interest in the Plan is entitled to continue to receive investment income and is held by the Trustee until the date of distribution as elected by the

6. DISTRIBUTIONS (Continued)

   participant.

   Prior to termination of employment, the participant may withdraw amounts from the participant's Accounts in accordance with the provisions of the Plan.

7.    LOANS TO PARTICIPANTS

   A participant may apply for loans up to the lesser of $50,000 or 50% of the value of the vested portion of the participant's Accounts. The minimum loan amount is $1,000. The maximum repayment terms are 5 years for general purpose loans and 25 years for principal residence loans. Applications for loans must be approved by the Administrative Committee. The amounts borrowed are transferred from the investment funds in which the participant's Accounts are currently invested. Repayments and interest

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR  EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS


   thereon are credited to the participant's current investment funds through payroll deductions made each pay period. The interest rate for loans is based on the prime rate on the first business day of the month in which the loan is made plus one percentage point.

8. TAX STATUS OF PLAN

   The Internal Revenue Service has ruled by a letter dated January 24, 1996 that the Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan has been subsequently amended and a request (dated March 16, 1998) to the Internal Revenue Service for a favorable determination with respect to the Plan's continual qualification in light of such amendments is currently pending. So long as the Plan continues to be so qualified, it is not subject to Federal income taxes.

   Management has applied under the Internal Revenue Service's Voluntary Compliance Resolution Program for the correction of an operational violation. The application is expected to be successful and no adverse tax qualification consequences are expected to affect the Plan.

   Participants are not currently subject to income tax on the Participating Companies' contributions to the Plan or on income earned by the Plan. Benefits distributed to participants or to their beneficiaries may be taxable to them. The tax treatment of the value of such benefits depends on the event giving rise to the distribution and the method of distribution selected.

9.    RELATED PARTY TRANSACTIONS

   Some of the Plan expenses including trustee, custodial, and some recordkeeping fees, are paid by the Company, and personnel and facilities of the Company are used by the Plan at no charge.

10.   TERMINATION OF THE PLAN

   The Board of Directors of the Company may terminate the Plan at any time. In the case of termination, the rights of participants to their accounts shall be vested as of the date of termination.

11.   ASSETS HELD IN TRUST

   The assets of the Plan are invested in the Master Trust held by the Trustee where the assets of other

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR  EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS


   related employee benefit plans of affiliates are invested on a commingled basis.

   The Master Trust net assets consist of the following classification of assets and liabilities as of December 31, 1998:


   Assets
   ------
   Investments held in trust at fair valued determined by
   quoted market prices:
   Money Market Fund
      State Street Yield Enhanced STIF Fund                             $  27,162,114
   Stable Income Fund
      The LaSalle Income Plus Fund                                         14,338,837
   Bond Fund
     PIMCO Total Return Fund, Class A Shares                               31,114,802
   S&P 500 Index Fund
     State Street S&P 500 Flagship Fund  Series C                         129,652,061
      Managed Equity Fund
     Lazard Equity Portfolio Fund                                          29,014,228
   Growth Equity Fund
     Brandywine Fund Inc. Common Shares                                    25,271,841
   Seagram Stock Fund
     The Seagram Company Ltd. Common Shares                                15,666,526
      Collective Short Term Investment Fund                                   468,709
   The Coca-Cola Company Stock Fund
      The Coca-Cola Company Common Stock                                    3,941,074
      Collective Short Term Investment Fund                                    97,496
   Dreyfus Small Company Value Fund
      Dreyfus Small Company Value Fund                                      2,314,513
   MSDW  International Equity Fund
      MSDW  International Equity Fund                                       1,912,494
   Loans to Participants                                                    7,253,248
                                                                           ----------
      Total Investments                                                   288,207,943
                                                                          -----------


11.    ASSETS HELD IN TRUST (Continued)

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR  EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

   Receivables
   Accrued interest and dividends                                        187,437
   Contributions receivable                                              640,375
   Proceeds from securities sold                                       2,907,827
                                                                 ---------------
      Total Receivables                                                3,735,639
                                                                 ---------------
   Total assets                                                     $291,943,582
                                                                 ---------------
   Liabilities

   Accounts payable for securities purchased                           3,537,298
   Administrative expenses                                                 3,460
                                                                 ---------------
   Total liabilities                                                   3,540,758
                                                                 ---------------
   Net Assets                                                       $288,402,824
                                                                 ===============

   As of December 31, 1998, the equitable share of the Retirement Savings & Investment Plan for Employees of the Joseph E. Seagram & Sons, Inc. and Affiliates in the Master Trust is 37.15%.

   As of December 31, 1998, the net assets of the Master Trust available to the Plan for benefits in the individual investment funds were as follows:

   Money Market Fund                                                 $12,764,807
   Stable Income fund                                                  4,472,815
   Bond Fund                                                          12,081,666
   S & P 500 Index Fund                                               52,881,547
   Managed Equity Fund                                                10,178,632
   Growth Equity Fund                                                  8,369,596
   Seagram Stock Fund                                                  2,968,510
   Dreyfus Small Company Value Fund                                      650,991
   MSDW International Equity Fund                                        464,131
   Loan accounts                                                       2,300,768
                                                                    ------------

   Total                                                            $107,133,463
                                                                    ============

            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR  EMPLOYEES OF
      JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS


12.   INVESTMENT INCOME FROM MASTER TRUST

   The appreciation in fair value and other income is as follows: Investments held in trust at fair value determined by quoted market prices:

                                                                         December 31,
                                                                            1998
                                                                        --------------
   Bond Fund                                                        $(      24,358)
   S & P Index Fund                                                      9,830,160
   Managed Equity Fund                                                     677,017
   Growth Equity Fund                                                   (1,529,204)
   Seagram Stock Fund                                                      401,895
   Dreyfus Small Company Value Fund                                   (     14,044)
   MSDW International Equity Fund                                          377,690
                                                                     -------------

   Investment gains (net of investment losses)                           9,719,156
                                                                     -------------

   Interest and dividends                                              (   199,631)
                                                                     -------------

   Investment Income                                                 $   9,519,525
                                                                     =============

13.    SUBSEQUENT EVENT

   Effective January 1, 1999, the Universal Profit Sharing Plan was merged with the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees.

The Seagram Company Ltd.

The Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees

       We hereby consent to the incorporation by reference in Registration Statement No. 333-19059 on Form S-8 of our Report dated July 9, 1999 which appears in your Annual Report on Form 11-K of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees for the fiscal year ended December 31, 1998.


/s/ Gutierrez & Co.
Flushing, New York
July 12, 1999